SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [ x]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[  ] Preliminary Proxy Statement                (  )  Confidential,  for  Use
of the
                                                Commission Only (as permitted
                                                By Rule 14a-6(e) (2) )
[x] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

....................................Culp,Inc.....................................
                  (Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box)

[x] No Fee Required
[  ] Fee computed on table below per Exchange Act Rules 14a-6 ( i )(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee us calculated and state how it was determined) :

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

(  ) Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

                                     (LOGO)
                                      CULP



                              101 South Main Street
                              Post Office Box 2686
                      High Point, North Carolina 27261-2686
                            Telephone: (336) 889-5161

--------------------------------------------------------------------------------
               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                               September 24, 2002
--------------------------------------------------------------------------------



TO OUR SHAREHOLDERS:

The Annual Meeting of Shareholders of Culp, Inc. (the "company") will be held at the Radisson Hotel, 135 South Main Street, High Point, North Carolina on Tuesday, September 24, 2002 at 9:00 a.m. local time, for the purpose of considering and acting on the following matters:


      (1)    To elect four (4) directors;

      (2) To ratify the appointment of KPMG LLP as the independent auditors of the company for the current fiscal year;

      (3)    To approve the company's 2002 Stock Option Plan; and

      (4) To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

     Only shareholders of record as of the close of business on July 24, 2002 are entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof.

     Whether or not you expect to be present at the Annual Meeting, please complete, date and sign the enclosed form of proxy and return it promptly in the enclosed envelope. If you attend the meeting, your proxy will be returned to you upon request.

     The Proxy Statement accompanying this notice sets forth further information concerning the items listed above and the use of the enclosed proxy. You are urged to study this information carefully.

      The Annual Report of the company also accompanies this notice.

                                          By Order of the Board of Directors,

                                     /s/  Kathy J. Hardy
                                          --------------
                                          KATHY J. HARDY
                                          Corporate Secretary

August 22,  2002

                                     (LOGO)
                                      CULP



                                 Proxy Statement
                                 ---------------


                                  INTRODUCTION

     This Proxy Statement is furnished to the shareholders of Culp, Inc. (hereinafter sometimes referred to as the "company") by the company's Board of Directors in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of the company to be held on Tuesday, September 24, 2002, at 9:00 a.m. at the Radisson Hotel, 135 South Main Street, High Point, North Carolina, and at any adjournment or adjournments thereof. Action will be taken at the Annual Meeting on the items described in the proxy statement, and on any other business that properly comes before the meeting.

     This Proxy Statement and accompanying form of proxy are first being mailed to shareholders on or about August 22, 2002.

     Whether or not you expect to attend the Annual Meeting, please complete, date and sign the accompanying form of proxy and return it promptly to ensure that your shares are voted at the meeting. Any shareholder giving a proxy may revoke it at any time before a vote is taken: (i) by duly executing a proxy bearing a later date; (ii) by executing a notice of revocation in a written instrument filed with the secretary of the company; or (iii) by appearing at the meeting and notifying the secretary of the intention to vote in person. Unless a contrary choice is specified, all shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted for the election of the four (4) directors named as nominees in this Proxy Statement, for the ratification of the appointment of KPMG LLP as the independent auditors of the company for the current fiscal year, and for approval of the 2002 Stock Option Plan. The proxy also confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other business that may properly come before the meeting. Unless otherwise stated herein, each matter submitted to the shareholders will be approved if more votes are cast in favor of the proposal than the votes cast against the proposal. A shareholder abstaining from the vote on a proposal and any broker non-votes will be counted as present for purposes of determining whether a quorum is present, but will be counted as not having voted on the proposal in question. This means that in cases where a majority of the shares represented is required to approve a proposal, an abstention will have the effect of a vote against the proposal in question.

     The company will bear the entire cost of preparing this Proxy Statement and of soliciting proxies. Proxies may be solicited by employees of the company, either personally, by special letter, or by telephone. The company also will request brokers and others to send solicitation material to beneficial owners of the company's stock and will reimburse them for this purpose upon request.

                       PRINCIPAL HOLDERS OF VOTING SECURITIES

     Only shareholders of record at the close of business on July 24, 2002 will be entitled to vote at the Annual Meeting or any adjournment or adjournments thereof. The number of outstanding shares entitled to vote at the meeting is 11,482,959.

     The following table lists the beneficial ownership of the company's common stock ("Common Stock") with respect to: (i) each person known by the company to be the beneficial owner of more than five percent of such Common Stock, as shown on the last public filing made by each such person, and (ii) all executive officers, directors and nominees of the company as a group, a total of 12 persons, as of July 24, 2002.
                                                  Number of Shares   Percent  of
 Title of            Name and Address of            Beneficially     Outstanding
   Class               Beneficial Owner                Owned   (1)     Shares
 --------            -------------------         ----------------    -----------
Common Stock,    Robert G. Culp, III                 2,492,555 (2)       21.5%
par value,       903 Forrest Hill Drive
$.05 per share   High Point, NC 27262

                 Winsal & Company                    2,008,750 (3)       17.5%
                 c/o Wachovia Corporation
                 213 So. Jefferson St.
                 Roanoke, Virginia 24011

                 Dimensional Fund Advisors Inc.        998,840 (4)        8.7%
                 Ocean Avenue, 11th Floor
                 Santa Monica, CA 90401

                 T. Rowe Price Associates, Inc.      1,382,000 (5)       12.0%
                 100 East Pratt Street
                 Baltimore, Maryland 21289-1009

                 All executive officers, directors   3,067,997 (6)       26.0%
                 and nominees as a group (12 persons)

(1) References in this proxy statement to immediately exercisable options refer to options that are currently exercisable or exercisable within 60 days.

(2) These shares include all of the shares listed below that also are beneficially owned in the name of Winsal & Company as trustee of the Robert G. Culp, Jr. Family Trust, all of which shares Robert G. Culp, III has the right to vote and jointly (with Winsal & Company) has the right to invest. (See Note (3) below); also includes 63,338 shares held of record by Susan B. Culp, the wife of Mr. Culp, the beneficial ownership of which shares Mr. Culp disclaims, 7,698 shares owned by Mr. Culp's wife as custodian for his daughter, the beneficial ownership of which shares Mr. Culp disclaims, and includes 133,370 shares subject to options owned by Mr. Culp that are immediately exercisable.

(3) All of these shares also are included in the shares  listed above for Robert
G. Culp, III (See Note (2) above). Includes 709,375 shares held of record by Winsal & Company for the benefit of Judith C. Walker, sister of Robert G. Culp, III; 505,000 shares held of record by Winsal & Company for the benefit of Harry
R. Culp, brother of Robert G. Culp, III; and 794,375 shares held of record by Winsal & Company for the benefit of Robert G. Culp, III, all of which shares Robert G. Culp, III has the right to vote and jointly (with Winsal & Company) has the right to invest.

(4) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possessed both investment and voting power over 998,840 shares of Culp, Inc. stock as of 03/31/02. The Portfolios own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.

(5) These securities are owned by various individual and institutional investors as of March 31, 2002, including T. Rowe Price Small Cap Value Fund, which owns 600,000 shares, representing 5.2% of the shares outstanding, which T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(6) Includes 321,750 shares subject to options owned by certain officers, directors and nominees that are immediately exercisable.

                        PROPOSAL 1: ELECTION OF DIRECTORS

     The number of directors constituting the board has been fixed at nine by the company's shareholders in accordance with the company's bylaws.

     The company's bylaws provide that the Board of Directors shall be divided into three classes of directors with staggered three-year terms, so that one class or approximately one-third of the Board of Directors will be elected every year. At the Annual Meeting the shareholders will be asked to elect four (4) directors. One of the directors whose term expires at the 2002 Annual Meeting of Shareholders (Franklin N. Saxon) has been nominated for re-election. In addition, Harry R. Culp and Albert L. Prillaman have been nominated to serve a three-year term. Kenneth W. McAllister has been nominated to fill the vacancy created by the resignation of a director whose term was to expire in 2004, and therefore he has been nominated to serve a two-year term.

     In the absence of specifications to the contrary, proxies will be voted for the election of each of the four (4) nominees listed in the table below, and an equal number of votes will be cast for each nominee. In no case will proxies be voted for more than four nominees. The persons who receive the highest number of votes for election at the Annual Meeting will be elected as directors. If, at or before the time of the meeting, any of the nominees becomes unavailable for any reason, the proxy holders have the discretion to vote for a substitute nominee or nominees. The board currently knows of no reason why any of the nominees listed below is likely to become unavailable.

                   NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the four (4) nominees for election to the Board of Directors, and the other directors and executive officers of the company:

                                                                           Shares  and Percent
                                                        Year      Year     of Common Stock
                                                        Became    Term     Beneficially Owned
Name and Age               Position with Company (1)    Director  Expires  As of July 24, 2002     Notes
------------               -------------------------    --------  -------  -------------------     -----
Nominees
--------
Harry R. Culp, 50                   N/A                   N/A       N/A          5,625            (2)(11)


Kenneth  W. McAllister, 53          N/A                   N/A       N/A          5,000            (2)


Albert L. Prillaman, 56             N/A                   N/A       N/A          4,000            (2)


Franklin  N. Saxon, 49    Executive Vice President;       1987      2002        21,416            (2)(7)
                          Chief Financial Officer;
                          Treasurer; and President,
                          Culp Velvets/Prints division;
                          Director

Directors and
-------------
Executive Officers
------------------
Robert G. Culp, III, 55   Chairman of the Board and       1972      2003     2,492,555            (3)
                          Chief Executive Officer;                               21.5%
                          Director

Howard L. Dunn, Jr., 64   President and Chief Operating   1972      2004       285,434            (6)
                          Officer; Director                                       2.5%

H. Bruce English, 68      Director                        2000      2004         8,750            (2)(10)


Patrick B. Flavin, 55     Director                        1999      2003        71,550            (2)(4)


Patrick H. Norton, 80     Director                        1987      2003        66,716            (2)(5)


Judith C.  Walker, 59     Director                        1999      2003        11,250            (2)(12)


Kenneth M. Ludwig, 49     Senior Vice President,          N/A       N/A         64,254            (2)(8)
                          Human Resources;
                          and Assistant Secretary

Rodney  A. Smith, 54      Senior Vice President; and      N/A       N/A         31,447            (2)(9)
                          President, Culp Yarn division


(1) Officers of the company are elected by the Board of Directors each year. The present officers were elected by the board on June 18, 2002.

(2) Less than one percent (1%).

(3) Includes 2,008,750 shares held of record by Winsal & Company for the benefit of Robert G. Culp, III, Judith C. Walker and Harry R. Culp, all of which shares Robert G. Culp, III has the right to vote and jointly (with Winsal & Company) has the right to invest; includes 63,338 shares held of record by Susan B. Culp, wife of Robert G. Culp, III, the beneficial ownership of which shares Mr. Culp, III disclaims, 7,698 shares owned by Mr. Culp's wife as custodian for his daughter, the beneficial ownership of which shares Mr. Culp disclaims, and 133,750 shares subject to options owned by Mr. Culp that are immediately exercisable.

(4) Includes 58,600 shares held by Flavin, Blake Investors, L.P., a partnership in which Mr. Flavin is a partner, and in an account that is managed by Flavin, Blake & Co., L.P., an investment manager of which Mr. Flavin is a principal, under an arrangement that provides compensation directly or indirectly to Mr. Flavin based in whole or in part upon the performance of the investment, as to which shares Mr. Flavin disclaims beneficial ownership. Includes 7,400 shares held in an account that is managed by Flavin, Blake & Co., L.P., an investment manager of which Mr. Flavin is a principal under an arrangement that provides compensation directly or indirectly to Mr. Flavin based in whole or in part upon the performance of the investment, as to which shares Mr. Flavin disclaims beneficial ownership. Also includes 3,750 shares subject to options owned by Mr. Flavin that are immediately exercisable.

(5) Includes 5,000 shares owned by the Estate of LaVerne Norton, deceased wife of Mr. Norton, and 16,875 shares subject to options owned by Mr. Norton that are immediately exercisable.

(6) Includes 66,715 shares owned by Patricia Dunn, wife of Mr. Dunn, and 42,000 shares subject to options owned by Mr. Dunn that are immediately exercisable.

(7) Includes 21,000 shares subject to options owned by Mr. Saxon that are immediately exercisable.

(8) Includes 54,750 shares subject to options owned by Mr. Ludwig that are immediately exercisable, and approximately 9,504 shares owned through the company's 401(k) plan.

(9) Includes 29,000 shares subject to options owned by Mr. Smith that are immediately exercisable, and approximately 2,447 shares owned by Mr. Smith through the company's 401(k) plan.

(10) Includes 3,750 shares subject to options owned by Mr. English that are immediately exercisable.

(11) Includes 5,625 shares subject to options owned by Mr. Culp that are immediately exercisable.

(12) Includes 11,250 shares subject to options owned by Ms. Walker that are immediately exercisable.

Nominees:

     HARRY R. CULP has been practicing dentistry in High Point since July 1981. He is the brother of Robert G. Culp, III and Judith C. Walker. He served previously as a director of the company from 1996 to 1999.

     KENNETH W. MCALLISTER was a senior executive vice president and general counsel of Wachovia Corporation from 1997 until his retirement in 2001, and served as general counsel since joining Wachovia in 1988. He served as United States Attorney for the Middle District of North Carolina from 1981 to 1986. Mr. McAllister is chairman of the board of trustees of The Presbyterian Home of High Point, Inc., and is a member of the board of governors of the North Carolina Bar Association.

     ALBERT L. PRILLAMAN has been chief executive officer and chairman of the board of Stanley Furniture Company, Inc., a manufacturer of wood furniture targeted at the upper-medium price range of the residential market, since 1988. Mr. Prillaman is a director of American Woodmark Corporation. He currently serves as chairman of the board of the American Furniture Manufacturers Association.

     FRANKLIN N. SAXON has been employed by the company since 1983, serving in various capacities, including chief financial officer from 1985 to 1998. In 1998, the board elected Mr. Saxon senior vice president and president of the Culp Velvets/Prints division. In 2001, he was elected executive vice president, chief financial officer and president, Culp Velvets/Prints division. At the June 18, 2002 board meeting, he was elected executive vice president, chief financial officer, treasurer, and president, Culp Velvets/Prints division.

Other Officers and Directors:

     ROBERT G. CULP, III is one of the founders of the company and was executive vice president and secretary until 1981 when he was elected by the board to serve as president. The board elected Mr. Culp chief operating officer in 1985, and chief executive officer in 1988. In 1990, the board of directors elected Mr. Culp chairman of the board. Mr. Culp currently serves as a member of the board of directors of Stanley Furniture Company, Inc. in Stanleytown, Virginia, and also serves as a trustee of High Point University. He is the brother of Harry R. Culp and Judith C. Walker.

     HOWARD L. DUNN, JR. is one of the founders of the company and served as vice president of manufacturing and product development from 1972 until 1988, when the board elected Mr. Dunn executive vice president. The board elected Mr. Dunn president and chief operating officer in 1993.

     H. BRUCE ENGLISH was employed by the Monsanto Company, a highly diversified manufacturer of chemicals and other products, for forty years until his retirement in early 1997. During his service, he worked in various divisions and capacities. From 1975 to retirement, he was operating head of a number of business units, including business director - Acrilan from 1989 to 1997.

     PATRICK B. FLAVIN co-founded Flavin, Blake & Co., Inc. in 1992 and is president and chief investment officer of that investment management company. He currently serves as a member of the board of directors of FastChannel Network, Inc., Renaissance, Inc., and Landmark Technology Partners, Inc., all of which are private companies. At FastChannel Network, Inc. and Renaissance, Inc., Mr. Flavin is chairman of the audit committee of the board.

     KENNETH M. LUDWIG joined the company in 1985 as director of personnel. The board elected Mr. Ludwig vice president, human resources in 1986 and senior vice president, human resources in 1996.

     PATRICK H. NORTON joined La-Z-Boy Incorporated, a furniture manufacturing and marketing company located in Monroe, Michigan, in 1981 as senior vice president of sales and marketing. Mr. Norton served in this position until 1997 when he was elected chairman of the board of La-Z-Boy Incorporated. He currently serves as a member of the board of directors of the American Furniture Manufacturers Association.

     RODNEY A. SMITH joined the company in 1997 as manager of the Phillips Weaving operation. The board elected Mr. Smith vice president and president, Culp Yarn division in 1998, and senior vice president and president, Culp Yarn division in 1999. Prior to joining the company, Mr. Smith served in management positions with various manufacturers of dobby and jacquard home furnishings fabrics, including vice president of manufacturing for Elite Textiles Ltd. from 1995 to 1996, and technical director for Hoffman Mills from 1996 to 1997.

     JUDITH CULP WALKER was a practicing attorney with Keziah, Gates and Samet in High Point, North Carolina from 1987 through 1995. She is the sister of Robert G. Culp, III and Harry R. Culp.

BOARD COMMITTEES AND ATTENDANCE

     There are four standing committees of the Board of Directors: Executive Committee, Audit Committee, Compensation Committee, and Nominating Committee.

     The Executive Committee, the members of which are Messrs. Culp, Dunn, and Saxon, may exercise the full authority of the Board of Directors when the board is not in session, except for certain powers related to borrowing, electing certain officers, and other powers that may not lawfully be delegated to board committees.

     The Audit Committee recommends annually to the Board of Directors the appointment of the independent auditors of the company, discusses and reviews in advance the scope and the fees of the annual audit and reviews the results thereof with the independent auditors. The auditors meet with the Audit Committee to discuss audit and financial reporting issues. The committee reviews the company's significant accounting policies, major internal accounting controls, reports from the company's internal auditor, the Annual Report to shareholders, and the Annual Report on Form 10-K filed with the Securities and Exchange Commission. In addition, the committee reviews and approves all significant transactions between the company and any related party.

     Members of the Audit Committee during the fiscal year ended April 28, 2002 were Earl N. Phillips, Jr., H. Bruce English, and Patrick B. Flavin. In addition, the board appointed Patrick H. Norton to the committee on October 8, 2001. Mr. Phillips resigned from the Board of Directors effective February 28, 2002. Therefore the current members of the committee are H. Bruce English, Chairman, Patrick B. Flavin, and Patrick H. Norton. All members of the Audit Committee meet the independence requirement of the New York Stock Exchange, meaning that no member of the committee has any business relationship or transaction with the company, except where the company's Board of Directors has determined in its business judgment that the relationship does not interfere with the director's exercise of independent judgment.

     The Compensation Committee approves matters relating to compensation, including fringe benefits and benefit plans for management and directors of the company, and reports to the Board of Directors from time to time as to its recommendation on compensation and policies for both management and directors. The committee also administers the company's stock option plans. The members of this committee are Messrs. Norton and Flavin.

     The members of the Nominating Committee, which recommends nominees for election to the Board of Directors, during fiscal 2002 were Messrs. Culp and Norton. The nominees for election to the Board of Directors contained in this Proxy Statement have been chosen by the Nominating Committee. Recommendations from shareholders for nominees to the Board of Directors will be considered by the Nominating Committee if made in writing addressed to any member of the Nominating Committee at the company's main office. In order to be considered, such recommendations must be received at least 120 days prior to the date of the meeting at which directors are to be elected.

     During the fiscal year ended April 28, 2002, the Board of Directors had six meetings and two Consents to Action without Meeting; the Audit Committee six meetings; the Compensation Committee four meetings; and the Nominating Committee two meetings. Each board member attended at least 75% of the aggregate number of the meetings of the Board of Directors and of the committees on which he served. Under current management practices, the Executive Committee exists mainly to act in place of the board in cases where time constraints or other considerations make it impractical to convene a meeting of the entire board or to obtain written consents from all board members. The Executive Committee held several informal meetings during fiscal 2002. All significant management decisions requiring action by the Board of Directors were considered and acted upon by the full board.

AUDIT COMMITTEE REPORT

     The Audit Committee operates under a written charter readopted by the Board of Directors in 2002. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the company's financial reports and information, systems of internal controls, and accounting, auditing and financial reporting processes.

     Management has the primary responsibility for the financial statements and the reporting process. The company's independent auditors, which for the fiscal year 2002 was KPMG LLP ("KPMG"), are responsible for expressing an opinion on the conformity of the company's audited financial statements to accounting principles generally accepted in the United States of America. The Audit Committee has reviewed and discussed with management and KPMG the audited financial statements as of and for the year ended April 28, 2002. The Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from KPMG the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the company and its management. The Audit Committee also has considered whether KPMG's provision of any information technology services or other non-audit services to the company is compatible with the concept of auditor independence.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the company's Annual Report on Form 10-K for the year ended April 28, 2002 for filing with the Securities and Exchange Commission.

     The foregoing report has been furnished by members of the Audit Committee.

                                          H. Bruce English, Chairman
                                          Patrick B. Flavin
                                          Patrick H. Norton



FEES PAID TO INDEPENDENT AUDITORS

      For the fiscal year ended April 28, 2002, the aggregate fees billed to the company by KPMG LLP are as follows:

                              Audit Fees                              $186,280
                              FinancialInformation Systems Design
                                and Implementation Fees                      0
                              All Other Fees                            42,864
                                                                        ------

                                    Total Fees                        $229,144
                                                                      ========



          PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors recommends that the shareholders ratify the board's appointment of KPMG LLP to serve as the auditors for the company for the fiscal year ending April 27, 2003. The Audit Committee recommended such appointment to the board. KPMG LLP served as the independent auditors for the company for the last twelve fiscal years. Representatives of the firm are expected to attend the Annual Meeting and will have the opportunity to make any statements they consider appropriate and to respond to shareholders' questions. If the appointment of KPMG is not ratified by the shareholders, the Board of Directors will consider whether to replace KPMG or retain the firm for the current year as the company's auditors. The proposal to ratify the appointment will be approved upon the vote of a majority of the votes cast on the proposal.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth compensation paid by the company in the forms specified therein for the years ended April 28, 2002, April 29, 2001, and April 30, 2000 to (i) the chief executive officer of the company and (ii) the company's four most highly compensated executive officers other than the chief executive.

                           SUMMARY COMPENSATION TABLE

====================================================================================================================================

Name and                                       Annual Compensation     Long-Term Compensation      All Other
Principal Position                    Year      Salary $     Bonus $        Option Grants #      Compensation (1)
------------------                    ----      --------     -------        ---------------      ----------------
Robert G. Culp, III                   2002      402,480      416,000            45,000              69,150(2)
  Chairman of the Board and           2001      405,240        -0-              18,000              82,733
  Chief Executive Officer             2000      400,000       68,000             8,000              83,751

Howard L. Dunn, Jr.                   2002      340,340      364,000            40,000              36,090(2)
  President and                       2001      354,585         -0-             16,000              52,745
  Chief Operating Officer             2000      350,000       59,500             5,000              58,152

Franklin N. Saxon                     2002      225,307      116,438            35,000               8,630
  Executive Vice President;           2001      227,122         -0-             10,000              87,871
  Chief Financial Officer;            2000      225,000       33,233             3,000              46,689
  Treasurer; and President, Culp
  Velvets/Prints division

Kenneth M. Ludwig                     2002      175,239       90,563            35,000               7,010
  Senior Vice President,              2001      176,651         -0-              8,000              61,576
  Human Resources; and                2000      175,000       17,850             3,000              30,584
  Assistant Secretary

Rodney A .Smith                       2002      174,392       90,125            35,000              6,976
  Senior Vice President; and          2001      176,009         -0-              5,000              7,641
  President, Culp Yarn division       2000      175,000       13,388             3,000              7,333

(1) Includes the company's matching contribution to such officers' accounts under the Employee Retirement Builder 401(k) Plan.

(2) Includes annual premiums of $61,000 paid by the company for split-dollar life insurance on the life of Mr. Culp, and $31,267 for split-dollar life insurance and long-term care insurance on the life of Mr. Dunn.


=========================================================================================================================

     Option Grants Table. The following table sets forth certain information concerning grants of stock options to the executive officers named in the Summary Compenstion Table during the year ended April 28, 2002.

                       STOCK OPTION GRANTS IN FISCAL 2002

=========================================================================================================================
                                      % of Total                                          Potential Realizable Value at
                                       Options                       Market                     Assumed Annual Rates of
                                      Granted to      Exercise or   Price on                    Stock Price Appreciation
                         Options     Employees in     Base Price    Date of    Expiration           For Option Term
Name                     Granted    Fiscal Year (%)   ($/Share)      Grant        Date           5%($)        10%($)
----                     -------    ---------------   ---------      -----        ----           -----        ------
Robert G. Culp, III      45,000          16.0              4.10       4.10       6/11/06        50,942       112,561

Howard L. Dunn, Jr.      40,000          14.2              4.10       4.10       6/11/06        45,282       100,055

Franklin N. Saxon        35,000          12.5              4.10       4.10       6/11/06        39,621        87,548

Kenneth M. Ludwig        35,000          12.5              4.10       4.10       6/11/06        39,646        87,548

Rodney A. Smith          35,000          12.5              4.10       4.10       6/11/06        39,646        87,548


=======================================================================================================================

     Option Exercises and Year-End Value Table. The following table sets forth certain information concerning exercises of stock options during fiscal 2002 by the executive officers named in the Summary Compensation Table, and options held by such officers at the end of fiscal 2002.

                   AGGREGATED OPTION EXERCISES IN FISCAL 2002
                     AND FISCAL 2002 YEAR-END OPTION VALUES

=======================================================================================================================
                                                                    Number of                 Value of Unexercised
                                                               Unexercised Options            In-the-Money Options
                         Shares Acquired      Value            at Fiscal Year-End(#)         at Fiscal Year-End($)(1)
                         On Exercise (#)    Realized ($)    Exercisable   Unexercisable    Exercisable   Unexercisable
                         ---------------    ------------    -----------   -------------    -----------   -------------
Robert G. Culp, III             58,500         254,121        116,500       95,500           300,255       546,245
Howard L. Dunn, Jr.             14,625          66,011         82,000       80,000           232,080       449,390
Franklin N. Saxon                 -0-             -0-          45,500       62,500            50,275       328,775
Kenneth M. Ludwig                 -0-             -0-          47,500       59,000            92,990       316,020
Rodney A. Smith                   -0-             -0-          16,250       46,750            28,462       218,912

 (1)   Closing price of company stock at April 28, 2002 was $9.30.

=======================================================================================================================

     Securities Authorized for Issuance Under Equity Compensation Plans. The following table sets forth information as of the end of fiscal 2002 regarding shares of the company' common stock that may be issued upon the exercise of options previously granted and currently outstanding options under the company's stock option plans, as well as the number of shares available for the grant of options that had not been granted as of that date.

                      EQUITY COMPENSATION PLAN INFORMATION

----------------------------------------------------------------------------------------------------------
---------------------------------- -------------------------- -------------------- -----------------------
           Plan Category             Number of securities to   Weighted-average      Number of securities
                                         be issued upon        exercise price of      remaining available
                                           exercise of        outstanding options,    for future issuance
                                       outstanding options,   warrants and rights        under equity
                                        warrants and rights                            compensation plan
                                                                                     (excluding securities
                                                                                           reflected in
                                                                                           column (a))
---------------------------------- -------------------------- -------------------- -----------------------
                                              (a)                   (b)                      (c)
---------------------------------- -------------------------- -------------------- -----------------------
 Equity compensation plans
    approved by security holders           1,063,375               $6.79                  115,875
---------------------------------- -------------------------- -------------------- -----------------------
 Equity compensation plans
    not approved by security
            holders (1)                            0                   0                        0
---------------------------------- -------------------------- -------------------- -----------------------
            Total                          1,063,375               $6.79                  115,875
---------------------------------- -------------------------- -------------------- -----------------------



(1) Does not include options that were granted to a non-employee and non-affiliated individual of the company as consideration in an asset acquisition transaction (and not as compensation) in 1997, where the individual was granted options that expire on August 4, 2003 to purchase
      100,000 shares of the company's common stock at an exercise price of $17.625 per share, in a transaction not approved or required to be approved by the shareholders of the company.

=========================================================================================================

     Severance Protection Plan. In fiscal 2002, the company amended its Severance Protection Plan, which covers certain officers ("Executives") of the company, including each of the individuals named in the Summary Compensation Table. Pursuant to the Severance Protection Plan, the company and covered Executives have entered into written agreements that are effective upon a change in control (as defined in such agreements) of the company. The agreements provide that upon a change in control, the Executive is entitled to payment in the amount of 1.99 times the Executive's total compensation in effect at the time of termination of employment if any of the following events occurs: (i) the Executive is terminated in anticipation of the change in control, (ii) the Executive is terminated within three years after the change in control for any reason other than death, disability or for cause, (iii) the Executive terminates his employment during such three-year period because of an adverse change in the Executive's conditions of employment by the company, or (iv) the Executive terminates his employment during the 30-day period beginning six months after the change in control for any reason other than death or disability. In addition, the agreements provide for payment of one year's total compensation to each covered Executive in exchange for noncompetition covenants by the Executive that do not become effective except upon termination of the Executive's employment following a change in control. The plan does not prevent the company from terminating the Executive for cause at any time. The purpose of the Severance Protection Plan is to ensure the company continuity of management and the Executive continuity of employment in the event of any actual or threatened change in control of the company. The plan is not intended to alter materially the compensation and benefits a covered Executive could reasonably expect in the absence of such a change in control. As of April 28, 2002, the company's potential obligation pursuant to the Severance Protection Plan was $4,109,008, which is the amount that would be expended by the company under the plan if all of the designated executives were terminated or otherwise entitled to benefits after a change in control of the company.

COMPENSATION OF DIRECTORS

     Directors who are also employees of the company do not receive additional compensation for service as directors. Non-employee directors have historically received $15,000 per year for participation as a member of the Board of Directors; $5,000, $3,000, and $2,000 per year for serving on the Audit Committee, Compensation Committee and Nominating Committee, respectively; and an annual stock option grant of 1,875 shares. In support of the company's cost reduction initiatives, the board unanimously elected to lower non-employee director fees to $12,750 for fiscal 2002, and to $4,250, $2,550, and $1,700 for fiscal 2002 for serving on the Audit Committee, Compensation Committee and Nominating Committee, respectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee, both of whom are non-employee directors, are Patrick H. Norton, Chairman, and Patrick B. Flavin. No member of the Compensation Committee serves on the compensation committee of another corporation that has a business relationship with the company. Mr. Norton is chairman of the board of La-Z-Boy Incorporated, and the company had sales of approximately $48.4 million, 12.7% of the company's net sales, to La-Z-Boy Incorporated in fiscal 2002.

COMPENSATION COMMITTEE REPORT

     The following is a report of the Compensation Committee on compensation of executive officers for the fiscal year ended April 28, 2002.

     The Compensation Committee has traditionally based compensation for the company's executive officers on three primary factors: (1) compensation paid to executive officers at comparable firms in the company's industry, (2) the individual executive's performance and contribution to the company, and (3) the financial performance of the company. In general, the committee has set base salaries for executives relying most heavily on the first two factors mentioned above, and has linked executive compensation to the third factor, the company's financial performance, through (a) incentive cash bonuses that are based on the annual financial results of the company and (b) periodic grants of stock options to executive officers. These basic policies were continued during fiscal 2002.

     As it has done in each of the past several years, the committee reviewed published proxy information for firms in the company's industry, including many of the companies included in the Performance Comparison data in the table below. Based upon this review and based on general knowledge of the industry, the committee had concluded in recent years that the base salaries paid to the company's executive officers have been significantly below those generally prevailing in the company's industry and for other manufacturing companies of similar size. For this reason, in prior recent years a larger portion of the compensation paid to the company's executives had been based on incentive compensation (cash bonuses and stock options) that is dependent upon the company's financial results. Although adjustments have been made in recent years, the committee believes that total cash compensation paid to the company's executives has remained generally lower than comparable compensation paid to many or most executives in the company's industry.

     Base salaries for the company's officers were reduced in February 2001 by 6.5% as part of the company's firm-wide cost reduction efforts. This reduction remained in effect until November 1, 2001, when these base salaries were restored to their prior levels.

     Under the company's Management Incentive Plan, certain executives and key associates (including those in the Summary Compensation Table) are selected by the Compensation Committee (based on management recommendations) to receive annual cash bonuses based on the company's financial results. The Compensation Committee (based on the recommendations of management) sets performance targets for the company in terms of financial measurements judged by the committee to be relevant indicators of management and corporate performance. Cash bonuses are then awarded to the executives participating in the plan pursuant to a formula that pays a percentage of the maximum bonus award established by the committee for each participating executive based upon the percentages of the performance targets the company achieves in a fiscal year. The cash bonuses shown in the Summary Compensation Table were paid under this plan.

     The committee maintains a policy of providing incentives for executives to promote the creation of shareholder value, so that executive officers' long-term interests will be aligned with those of the company's shareholders. To that end, the committee periodically approves the grant of stock options to executive officers under the company's stock option plans. The Compensation Committee believes that the company's option plans have been successful in helping the company attract and retain skilled management to focus on efforts to increase the company's earnings and returns for its shareholders.

     Periodic grants of incentive stock options are made to the executive officers and selected other employees under the company's Stock Option Plan, which was adopted by the company and approved by the company's shareholders in 1993. These options are granted at exercise prices equal to the fair market value of the underlying shares at the time the option is granted.

     In addition to the Stock Option Plan, the company adopted two Performance-Based Option Plans under which options were granted to senior management with exercise prices significantly below fair market value of the underlying shares, but which do not become exercisable unless the company achieves certain growth rates in its earnings or until approximately nine years after grant. The purpose of these plans is to provide incentive to senior management to maximize the company's earnings potential and to make a significant portion of executive compensation contingent on meeting earnings targets. In 1994, the company adopted (and the shareholders subsequently approved) the 1994 Performance-Based Option Plan, which provided for the one-time grant to executives of options that could become exercisable after the announcement of earnings for fiscal 1997 only if the company met a targeted compound growth rate of 13% over that three-year period (otherwise these options would not become exercisable until January 1, 2003). The company's reported earnings for fiscal 1997 were at a level that allowed the options to become exercisable in May of 1997, and represented a compound growth rate of 20% for the three years which ended April 27, 1997. In 1997, the company adopted (and the shareholders approved) the 1997 Performance-Based Option Plan. This plan is similar in concept to the 1994 Performance-Based Option Plan, in that it provided for the one-time grant to executives of options that could have become exercisable if the company's earnings reached a specific target by the end of fiscal 1999. Otherwise, the options do not become exercisable until January 1, 2006. The earnings target under the 1997 Performance-Based Option Plan was not met, and thus the options under this plan will not become exercisable until January 1, 2006.

     The Compensation Committee approved grants of stock options to certain officers and employees under the Stock Option Plan during fiscal 2002 to increase the opportunity of these employees to participate in the growth of the company and the value of its stock. The specific levels of options granted generally reflected the level of responsibility of the employees and officers receiving the option awards and the committee's judgment about the direct link between the employee's performance and decisions and the company's financial results. For that reason, more senior officers received larger awards, and the President and the Chief Executive Officer each received a significantly larger award than other officers did.

     The compensation for the Chief Executive Officer is determined under the same policies and practices used for all of the company's executive officers, as discussed above. In addition, the company has provided a split-dollar life insurance plan for the Chief Executive Officer for many years; this program was continued in fiscal 2002 and now includes a split-dollar life insurance plan and long-term care policy for the President. The committee believes this type of plan provides a cost-effective means of providing this benefit, since the company expects to recover the cost of premium payments on the plan from the cash value of proceeds of the life insurance policy.

      The foregoing report has been furnished by the members of the Compensation Committee.


                              Patrick H. Norton, Chairman
                              Patrick B. Flavin

                               PERFORMANCE COMPARISON

     The following graph shows changes over the five-year period ended April 28, 2002 in the value of $100 invested in (1) the Common Stock of the company, (2) the Textile Manufacturing Index reported by Media General Financial Services, Richmond, Virginia, consisting of thirty-two (32) companies (including the company) in the textile industry, and (3) the New York Stock Exchange Market Index. The graph shows year-end values for an investment in each of the three investments described, assuming the reinvestment of dividends and excluding any trading commissions or taxes.


                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                               AMONG CULP, INC.,
                      MG GROUP INDEX AND NYSE MARKET INDEX

       (Performance Graph appears here. See table below for plot points.)

                          1997     1998       1999      2000      2001      2002
                          ----     ----       ----      ----      ----      ----
Culp, Inc.                 100      108         48        34        29        55
MG Group Index             100      119         75        53        48        72
NYSE Market Index          100      141        158       162       161       148


                     ASSUMES $100 INVESTED ON APRIL 27, 1997
                          ASSUMES DIVIDENDS REINVESTED
                        FISCAL YEAR ENDED APRIL 28, 2002

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Lease Transactions. During fiscal 2002, the company leased two (2) industrial facilities from partnerships owned by certain of the company's executive officers, directors, principal shareholders and members of their immediate families. Principals of these related entities include Robert G. Culp, III, Judith C. Walker (sister of Robert G. Culp, III and a director), and Harry
R. Culp (brother of Robert G. Culp, III and a nominee for director). These facilities contain a total of 340,000 square feet of floor space. The initial terms of the leases described above range from five to seven years, with one or more five-year renewal options. Base rent per year for the leased industrial facilities ranges from $1.98 to $2.32 per square foot. The leases typically prohibit assignment or subletting without the lessor's consent but such consent may not be unreasonably withheld. The lessor is generally responsible for maintenance only of roof and structural portions of the leased facilities. The industrial facilities are leased on a "triple net" basis, with the company responsible for payment of all property taxes, insurance premiums and maintenance, other than structural maintenance. The company believes that at the time the leases and any lease renewals were executed the terms of all such leases were no less favorable to the company than could have been obtained in arms-length transactions with unaffiliated persons. The company received independent appraisals to this effect with respect to the industrial facility leases. All related party leases and amendments thereto are approved by the Audit Committee and are reviewed annually by the Audit Committee. The total amount of rent paid by the company under all related party leases during fiscal 2002 was approximately $726,000.

     Certain Business Relationships. The company had sales of approximately $48.4 million, 12.7% of the company's net sales, to La-Z-Boy Incorporated in fiscal 2002. Patrick H. Norton, a director of the company, serves as chairman of the board of La-Z-Boy Incorporated.

          PROPOSAL 3: APPROVAL OF THE COMPANY'S 2002 STOCK OPTION PLAN

     The Board of Directors is submitting to the shareholders, for their approval, the company's 2002 Stock Option Plan (the "2002 Plan" or the "Plan"). The 2002 Plan was adopted by the company's Board of Directors (the "Board") and became effective on June 18, 2002, but unless the Plan is approved by the shareholders, the Plan will cease to be effective and all options granted pursuant to the 2002 Plan will be void. The 2002 Plan is similar in its terms and its purpose to the 1993 Stock Option Plan for the company, which was adopted by the Board of Directors and approved by the shareholders in 1993. The term of the 1993 Stock Option Plan will expire in 2003, and the 2002 Plan is intended to replace the 1993 Option Plan. The Board believes that option plans have proved to be an important means of attracting, retaining and motivating key employees and that it is in the company's best interests to maintain an option plan such as the 2002 Plan being submitted to the shareholders for approval.

Reason for Shareholder Adoption of the Plan

     The 2002 Plan is being submitted for consideration by the shareholders to be certain the shareholders are informed about and have consented to the Plan, in order to comply with New York Stock Exchange rules, and in order to qualify remuneration attributable to option awards under the Plan to certain key executives as "performance based" under Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), as amended. Section 162(m) of the Code generally limits to $1,000,000 the amount of compensation a publicly-held corporation may deduct for compensation in any year to any chief executive officer and up to four of such corporation's other most highly compensated officers. It should be noted, however, that a substantial portion of the option awards under the 2002 Plan are intended to qualify as incentive stock options under Section 422 of the Code, for which the corporation generally is not entitled to a deduction.

Summary of the 2002 Plan

     The 2002 Plan is summarized below. However, this summary is qualified in its entirety by reference to the text of the Plan, a copy of which is attached as Exhibit A.

     General. The 2002 Plan provides that the company may grant options to purchase the company's Common Stock ("Options") to employees and directors (and other consultants and advisors) of the company (and its parent or subsidiaries, if any). The purposes of the 2002 Plan are (1) to align the interests of participating employees and directors with the shareholders by reinforcing the relationship between shareholder gains and participant rewards, (2) to encourage equity ownership in the company by participants and (3) to provide an incentive to employee participants to continue their employment with the company.

     The 2002 Plan provides that Options that may qualify as incentive stock options under Section 422 of the Code may be granted to employees of the company, and Options that do not so qualify may be granted to employees, non-employee directors of the company, and consultants or other independent advisors who provide services to the company. In each case reference to the company includes any parent corporation or subsidiary of the company. An aggregate of 1,000,000 shares has been reserved for grants of Options under the 2002 Plan, and Options for no more than 50,000 shares may be granted to any one individual during any one calendar year. Any shares of the company's Common Stock related to Options that expire or terminate prior to exercise shall be available for subsequent issuance under the Plan. The number of shares that may be granted under the 2002 Plan and the number of shares and exercise prices of outstanding Options will be adjusted to reflect any change in the capitalization of the company as contemplated in the 2002 Plan. On July 24, 2002, the closing sales price for the company's Common Stock as reported on the New York Stock Exchange was $10.00 per share.

     Administration. The 2002 Plan is administered by the company's Board of Directors, which may delegate its administrative functions to the Board's Compensation Committee or any other committee of the Board (referred to as the "Plan Administrator"). The Plan Administrator has complete authority to: (a) determine the individuals who will receive Options, the timing of the grants of Options, and other terms of such Options, subject to the terms of the Plan; (b) make and amend rules governing the administration of the Plan; (c) construe and interpret the Plan; (d) take actions necessary to keep the Plan in compliance with securities, tax and other laws; and (f) to make other necessary determinations in connection with the administration of the Plan.

     Eligibility and Criteria for Grants. The 2002 Plan provides that Options may be granted to any of the company's employees or non-employee directors, or consultants or independent advisors who provide services to the company. In each case reference to the company includes any parent corporation or subsidiary of the company. Only employees may be granted Options intended to qualify as incentive stock options under Section 422 of the Code. As of July 24, 2002, the company had approximately 3,000 employees and had 4 non-employee directors. In making the determination as to the employees who will be granted Options, the Plan Administrator will consider the duties of the employee, the employee's present and potential contributions to the success of the company, and such other factors as the Plan Administrator deems relevant in connection with accomplishing the purposes of the Plan.

     Terms and Conditions of Options. The price per share at which an Option may be exercised is determined by the Plan Administrator at the time of grant, but the exercise price per share may not be less than 100% of the fair market value of the company's Common Stock on the date of the grant. Payment of the exercise price must be in cash, except that, in certain cases and under procedures described in the Plan and as determined by the Plan Administrator, payment may be in shares of Common Stock having a fair market value on the date of exercise equal to the exercise price. Options granted under the 2002 Plan may be exercised for any lesser number of shares than the full amount for which it could be exercised. Such a partial exercise of an Option does not affect the right to exercise the Option for the remaining shares subject to the Option. The 2002 Plan generally provides that Options are exercisable at such time and upon such conditions as may be determined by the Plan Administrator at the time of grant, except that the term of such Options may not exceed ten years from the date of grant.

     In general, Options granted under the 2002 Plan may not be transferred other than by will or the laws of descent and distribution and during the optionee's lifetime may be exercised only by the optionee. However, under certain circumstances set forth in the Plan, the Plan Administrator has discretion to permit Options that are not intended as incentive stock options to be transferred as a gift to the family members of the optionee or to a trust or other entity controlled by the optionee or his family members. In general, outstanding Options terminate within three months of the death, disability or termination of service of the participant holding such Option. If an optionee dies without having exercised an Option, the Option may be exercised by the optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, to the extent of the shares with respect to which the Option could have been exercised on the date of the optionee's death. The 2002 Plan also provides that if the holder of an Option is terminated from service with the company due to misconduct (as defined in the Plan), then all outstanding Options held by such holder will terminate immediately.

     Amendment of Plan and Options. The 2002 Plan may be amended, altered or discontinued by the Board of Directors at any time, but no such termination or amendment may materially and adversely affect the rights and obligations of a holder of an Option theretofore granted without such holder's consent. The Plan Administrator may also amend the terms and conditions of any outstanding Option. However, no action may be taken that would alter or impair any rights or obligations under any outstanding Option without the consent of the holder of the Option.

     Change in Control Provisions. The 2002 Plan provides that the Plan Administrator, in its sole discretion, may determine that any outstanding Option will become fully exercisable on an accelerated basis immediately prior to a Change in Control (as defined in the Plan). Otherwise, Options will remain outstanding in the case of a Change in Control where the company is the surviving entity, and will terminate in a Change in Control where the company is not the surviving entity (subject to the Plan Administrator's discretion to amend Options so that they will automatically vest on an accelerated basis if the holder is involuntarily terminated within a designated period after a Change in Control). "Change in Control" is defined in the 2002 Plan as:

     (a) The date on which any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company or any entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange
Act) of shares representing more than 40% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company; or

     (b) The  date on which  (i) the  Company  merges  with  any  other  entity,
(ii) the Company enters into a statutory share exchange with another entity,  or
(iii) the Company conveys, transfers or leases all or substantially all of its assets to any person; provided, however, that in the case of subclauses (i) and
(ii), a Change of Control shall not be deemed to have occurred if the stockholders of the Company immediately before such transaction own, directly or indirectly immediately following such transaction, more than 60% of the combined voting power of the outstanding securities of the corporation resulting from such transaction in substantially the same proportions as their ownership of securities immediately before such transaction.

     Federal Income Tax Consequences. Certain tax consequences of the 2002 Plan under current federal law are summarized in following discussion, which deals with the general tax principles applicable to the 2002 Plan, and is intended for general information only. Alternative minimum tax and state and local income taxes are not discussed, and may vary depending on individual circumstances.

     The grant of an Option under the 2002 Plan is not a taxable event. Upon the grant of an Option, the recipient of the Option does not recognize income for federal income tax purposes, and the company does not get a tax deduction.

     Certain Options granted under the 2002 Plan are designed so that they may qualify as "incentive stock options" under Section 422 of the Internal Revenue Code. If the employee holding such Options observes certain rules applicable to the exercise of the Options and the sale of the shares thereafter, then the exercise of the Option does not result in the recognition of taxable income, and the company is not entitled to a tax deduction as a result of such exercise. However, if the employee does not follow the rules applicable to incentive stock options (for example, if shares purchased pursuant to the exercise of an Employee Option are sold within two years from the date of grant or within one year after the transfer of such shares to the participant), then the difference between the fair market value of the shares at the date of exercise and the exercise price will be considered ordinary income, and the company will be entitled to a tax deduction at the same time and in the same amount. In the event of a sale of shares purchased upon exercise of an Option, any appreciation above or depreciation below the fair market value at the time of exercise will generally qualify as a capital gain or loss. In addition, to the extent the aggregate fair market value (determined at the time Options were granted) of the Common Stock with respect to which stock options are exercisable for the first time by the participant during any calendar year exceeds $100,000, such excess Options shall be treated as non-qualified options, and with respect to such non-qualified options exercised, the participant will recognize ordinary income equal to the fair market value of the stock received as of the date of exercise less the option price paid, and the Company will be entitled to a deduction of the same amount.

     Options granted to non-employee directors, consultants and independent advisors cannot qualify for incentive stock option treatment. When such an optionee exercises an Option, he will recognize taxable income in the amount by which the fair market value of the shares at the date of exercise exceeds the exercise price, and the company will be entitled to a tax deduction at the same time and in the same amount. The 2002 Plan is intended to operate in a manner such that it will not subject any such deduction to the $1,000,000 deduction limitation imposed by Section 162(m) of the Code.

     Effective Date; Duration. As noted above, the 2002 Plan became effective on June 18, 2002; provided that no Option granted under the Plan will become exercisable or payable until the Plan has been approved by the shareholders of the company. If approved and unless the 2002 Plan is previously terminated by the Board of Directors, no Options may be granted under the 2002 Plan after June 18, 2012.

     On June 21, 2002, Options were granted under the 2002 Plan to the following individuals and in the following amounts:

    Name                       Position                        Number of Options
    ----                       --------                        -----------------
    Robert G. Culp, III        Chairman of the Board and
                               Chief Executive Officer              12,000

    Howard L. Dunn, Jr.        President and Chief Operating
                               Officer                              10,000

    Franklin N. Saxon          Executive Vice President;  Chief
                               Financial Officer; Treasurer; and     7,000
                               President, Culp Velvets/Prints
                               division

    Rodney A. Smith            Senior Vice President; and
                               President, Culp Yarn division         7,000

    Kenneth M. Ludwig          Senior Vice President, Human
                               Resources; and Assistant              7,000
                               Secretary

    Executive Officer Group                                         43,000
    Non-Executive Director Group                                         0
    Non-Executive Officer Employee Group                            39,000

     The exercise price for all of the Options listed above is $13.99 per share, and these options vest 25% per year for each of the four years after grant, so that none of the options may be exercised before June 21, 2003. These options are for a term of five years ending on June 20, 2007, but all of these Options will become null and void if the 2002 Option Plan is not approved by the company's shareholders at the Annual Meeting. As noted above, additional grants may be made to the individuals listed in the table above (and others) in accordance with the 2002 Option Plan.

     The proposal to approve the 2002 Plan requires the affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the company's directors, its executive officers, any persons who hold more than ten percent of the company's common stock and certain trusts (collectively, "insiders") to report their holdings of and transactions in the company's Common Stock to the Securities and Exchange Commission (the "SEC"). Specific due dates for these reports have been established, and the company is required to disclose in this proxy statement any late filings and any failures to file that have occurred since April 29, 2001. Insiders must file three types of ownership reports with the SEC: initial ownership reports, change-in-ownership reports and year-end reports. Under the SEC's rules, insiders must furnish the company with copies of all Section 16(a) reports that they file. Based solely on a review of copies of these reports and on written representations the company has received, the company believes that since April 29, 2001, its insiders have complied with all applicable Section 16(a) reporting requirements, except Howard L. Dunn, Jr. failed to report one purchase of shares on a timely basis, which transaction was subsequently reported.

================================================================================


                      YOUR DIRECTORS RECOMMEND VOTES "FOR"


    - THE FOUR NOMINEES FOR DIRECTOR

    - THE RATIFICATION OF APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 2003

    - APPROVAL OF THE COMPANY'S 2002 STOCK OPTION PLAN



================================================================================

                     SHAREHOLDER PROPOSALS FOR 2003 MEETING

     Shareholders may submit proposals appropriate for shareholder action at the company's Annual Meeting consistent with the regulations of the Securities and Exchange Commission and the company's bylaws. The nominees named in this Proxy Statement are those chosen by the Nominating Committee of the Board of Directors. Nominations may also be made by shareholders in accordance with the company's bylaws. The bylaws require that such nominations be received by the company at least 120 days prior to the Annual Meeting and shall include certain biographical and other information about the persons nominated as specified in the bylaws. For shareholder proposals and nominations for director to be considered for inclusion in the Proxy Statement for the 2003 Annual Meeting, the company must receive them no later than April 27, 2003. Such proposals should be directed to Culp, Inc., Attention: Franklin N. Saxon, Executive Vice President and Chief Financial Officer, 101 South Main Street, Post Office Box 2686, High Point, North Carolina 27261.

                                  OTHER MATTERS

     The company's management is not aware of any matter that may be presented for action at the Annual Meeting other than the matters set forth herein. Should any matters requiring a vote of the shareholders arise, it is intended that the accompanying proxy will be voted in respect thereof in accordance with the best judgment of the person or persons named in the proxy, discretionary authority to do so being included in the proxy.

                                           By Order of the Board of Directors,


                                      /s/ Franklin N. Saxon
                                          FRANKLIN N. SAXON
                                          Executive Vice President and
                                          Chief Financial Officer

--------------------------------------------------------------------------------



     THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, AND TO EACH PERSON REPRESENTING THAT AS OF THE RECORD DATE FOR THE ANNUAL MEETING HE OR SHE WAS A BENEFICIAL OWNER OF SHARES OF THE COMPANY, ON WRITTEN REQUEST, A COPY OF THE COMPANY'S 2002 ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE CONSOLIDATED FINANCIAL
STATEMENTS AND SCHEDULES THERETO. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO CULP, INC., ATTENTION: KATHY J. HARDY, CORPORATE SECRETARY, 101 SOUTH MAIN STREET, P. O. BOX 2686, HIGH POINT, NORTH CAROLINA 27261.

                                    EXHIBIT A

                                   CULP, INC.
                             2002 STOCK OPTION PLAN

                                   ARTICLE I


                               GENERAL PROVISIONS

     1.1 Purpose of the Plan. This Plan is intended to promote the interests of the Company by giving eligible persons who provide services to the Company the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive to continue their employment or service. Capitalized terms used in the Plan shall have the meanings given to them in Appendix A attached hereto.

     1.2 Administration of the Plan.

     (a) The Plan shall be administered by the Board; provided, however, that any or all administrative functions otherwise exercisable by the Board may be delegated to the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board also may, at any time, terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee. The Board or the Committee, as the Plan Administrator, shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding Options thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any Option issued hereunder.

     (b) Subject to the terms of the Plan, the Plan Administrator shall have full power and authority to determine which eligible persons will receive Option grants, the time or times when such grants will be made, the number of shares to be covered by each grant, the status of each Option as either an Incentive Option or a Non-Qualified Option, the time or times when each Option is exercisable, the vesting schedule (if any) applicable to granted Options, the maximum term for which an Option shall remain outstanding, and all other terms and conditions of an Option granted under the Plan.

     1.3 Eligibility. Only Employees are eligible to receive grants of Incentive Options. The persons eligible to receive grants of Non-Qualified Options are (a) Employees, (b) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and (c) consultants and other independent advisors who provide services to the Company (or any Parent or Subsidiary). Additionally, the maximum number of shares of Common Stock that may be covered by an Option granted to any one individual shall be 50,000 shares during any one calendar year period.

     1.4 Stock Subject to the Plan. The stock issuable under the Plan shall be shares of authorized but unissued Common Stock. The maximum number of shares of Common Stock that may be issued under the Plan shall not exceed 1,000,0000 shares, and all such shares shall be available for issuance pursuant to the grant of Incentive Options. Shares of Common Stock subject to outstanding Options shall be available for subsequent issuance under the Plan to the extent any Options expire or terminate for any reason prior to their exercise in full.

     1.5 Adjustments in Common Stock. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other similar change, the Plan Administrator shall cause appropriate adjustments to be made to (a) the maximum number and/or class of securities issuable under the Plan and (b) the number and/or class of securities and the exercise price per share in effect under each outstanding Option, in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                   ARTICLE II


                              OPTION GRANT PROGRAM

     2.1 Grant of Options Generally. Each Option granted under this Plan shall have such terms and conditions as approved by the Plan Administrator. Subject to the provisions of this Plan, each Option shall be evidenced by one or more documents in the form approved by the Plan Administrator, and no grant shall be effective unless and until both the Company and the person to whom the Option is being granted shall have executed such documents as required by the Plan Administrator.

     2.2 Exercise Price. The exercise price per share of each Option shall be fixed by the Plan Administrator and, subject to the terms and conditions set forth herein, may be equal to or greater than the Fair Market Value per share of Common Stock on the Option grant date.

     2.3 Vesting, Exercise and Term of Options. Each Option shall vest and be exercisable at such time or times and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the Option grant. No Option, however, shall have a term in excess of ten (10) years from the Option grant date.

     2.4 Exercise Procedures.

     (a) Subject to Section 2.7, an Option may be exercised only by the Optionee to whom such Option was granted under the Plan. An Option shall be exercisable at such time or times as set forth herein and in the documents evidencing the grant of the Option. Notwithstanding anything in the Plan to the contrary, the Plan Administrator, in its sole discretion, may at any time and from time to time accelerate the date for exercising all or any part of an Option. In no event, however, may an Option be exercised after the expiration of its fixed term.

     (b) Each Option granted under the Plan shall be deemed exercised when the holder thereof (i) shall indicate the decision to do so in writing delivered to the Company, (ii) shall at the same time tender to the Company payment in full of the exercise price for the shares for which the Option is exercised in accordance with Section 2.4(c), (iii) shall tender to the Company in accordance with the Plan Administrator's instructions payment in full of all federal and state withholding or other employment taxes applicable to the taxable income, if any, of the holder resulting from such exercise, (iv) shall execute an option exercise agreement in form and substance satisfactory to the Plan Administrator, and (v) shall comply with such other requirements as the Plan Administrator may establish.

     (c) In connection with the exercise of any Option, the Optionee shall pay the exercise price to the Company in cash, by check, or in such other manner as permitted by the Plan Administrator, which may include the surrender of shares of Common Stock or other unexercised Options held by the Optionee. Notwithstanding the foregoing, should the Common Stock be registered under
Section 12 of the Exchange Act at the time an Option is exercised, then the exercise price may also be paid as follows:

          (i) in shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the exercise date, or

          (ii) through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions (A) to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares and (B) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

     (d) An Option granted under the Plan may be exercised for any lesser number of shares than the full amount for which it could be exercised. Such a partial exercise shall not affect the right to exercise the Option for the remaining shares from time to time in accordance with the Plan and the documents evidencing the grant of the Option.

     2.5 Effect of Termination of Service. The following provisions shall govern the exercise of Options held by an Optionee at the time of such Optionee's cessation of Service or death:

     (a) should the Optionee cease to remain in Service for any reason other than death, Permanent Disability or Misconduct, then the Optionee shall have a period of three (3) months following the date of cessation of Service or such longer period determined by the Plan Administrator, in its sole discretion, to exercise each outstanding Option held by such Optionee;

     (b) should the Optionee's Service terminate by reason of Permanent Disability, then the Optionee shall have a period of twelve (12) months following the date of cessation of Service or such longer period determined by the Plan Administrator, in its sole discretion, to exercise each outstanding Option held by such Optionee;

     (c) if the Optionee dies while holding an outstanding Option, then the personal representative of his or her estate or the Person or Persons to whom the Option is transferred pursuant to the Optionee's will or the laws of inheritance shall have twelve (12) months following the date of cessation of Service or such longer period determined by the Plan Administrator, in its sole discretion, to exercise each outstanding Option held by the Optionee;

     (d) should the Optionee's Service be terminated for Misconduct, then all outstanding Options held by the Optionee shall terminate immediately and cease to remain outstanding, regardless of whether any Options have vested; and

     (e) during the applicable post-Service exercise period, an Option may be exercised only if it has vested and for no more than the aggregate number of shares for which the vested Option is exercisable on the date of the Optionee's cessation of Service. The Option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding with respect to any and all Option shares for which the Option is not otherwise exercisable at that time. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the Option term, the Option shall terminate and cease to be outstanding.

     2.6 Stockholder Rights. The holder of an Option shall have no stockholder rights with respect to the shares subject to the Option until such Person shall have exercised the Option in accordance with Section 2.4 and become the record holder of the purchased shares. Each Person who validly exercises an Option and is issued shares of Common Stock by the Company shall be subject to all of the terms and conditions set forth in the applicable purchase agreement to be executed by such person upon exercise.

     2.7 Transferability of Options.

     (a) Except as set forth in Section 2.7(b), Options may be transferred only by will or the laws of inheritance upon the death of an Optionee. Otherwise, no Option may be assigned, pledged, hypothecated or transferred in any manner. Upon any attempt to assign, pledge, hypothecate or transfer an Option, such Option shall immediately be cancelled and terminated.

     (b) The Plan Administrator, may, in its sole discretion, permit a Non-Qualified Option to be assigned in whole or in part during the Optionee's lifetime as a gift to (i) one or more members of the Optionee's immediate family, (ii) a trust in which Optionee and/or one or more of such family members hold more than fifty percent (50%) of the beneficial interest, or (iii) an entity in which more than fifty percent (50%) of the voting interests are owned by the Optionee and/or one or more of such family members. The terms applicable to the assigned Non-Qualified Option shall be the same as those in effect for such Option immediately prior to the assignment, as more fully set forth herein and in the documents evidencing the grant of the Option.

     2.8 Incentive Options. All Incentive Options shall be subject to the terms set forth in this Section 2.8. Options that are not specifically designated as Incentive Options in the documentation evidencing the grant of such Options, or that are specifically designated as Non-Qualified Options, shall not be subject to the terms of this Section 2.8.

     (a) Eligibility. Incentive Options may be granted only to Employees.

     (b) Exercise Price. An Incentive Option's exercise price per share of Common Stock shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the date such Option is granted.

     (c) Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more Incentive Options granted to any Employee under the Plan (or any other option plan of the Company or any Parent or Subsidiary) may for the first time become exercisable during any one calendar year shall not exceed One Hundred Thousand Dollars ($100,000). To the extent an Employee holds two or more Incentive Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Incentive Options shall be applied on the basis of the order in which such Options are granted.

     (d) Ten Percent (10%) Stockholder. If an Employee to whom an Incentive Option is granted is a Ten Percent (10%) Stockholder, then the Incentive Option's exercise price per share of Common Stock shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the Option grant date, and the Incentive Option's term shall not exceed five years from the date of grant.

     2.9 Change of Control Transactions.

     (a) The Plan Administrator may, in its sole and absolute discretion, determine that any outstanding Option shall become fully exercisable on an accelerated basis immediately prior to a Change of Control, notwithstanding the fact that any portion of such Option shall not have vested.

     (b) Unless otherwise determined by the Plan Administrator, (i) upon consummation of a Change of Control in which the Company is not the surviving entity, all outstanding Options, to the extent not exercised, shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof), and (ii) upon consummation of a Change of Control in which the Company is the surviving entity, all outstanding Options, to the extent not exercised, shall remain outstanding in full force and effect on the same terms and conditions.

     (c) The Plan Administrator shall have the discretion at any time to provide for the immediate termination of any consent, repurchase or first refusal rights of the Company with respect to the shares subject to those Options upon the occurrence of a Change of Control, whether or not the Options are to be assumed by any successor corporation (or parent thereof).

     (d) In the event that any Option shall survive and remain outstanding after a Change of Control, the Plan Administrator shall have full power and authority at any time to structure or amend an Option so that it will automatically vest on an accelerated basis should the Optionee's Service terminate by reason of an Involuntary Termination within a designated period following the effective date of the Change of Control.

     (e) The portion of any Incentive Option accelerated in connection with a Change of Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollars ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of an Option shall be exercisable as a Non-Qualified Option and shall be treated as such under the federal tax laws.

     (f) The grant of Options under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, enter into a share exchange, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                                  ARTICLE III


                                  MISCELLANEOUS

     3.1 Compliance with Securities Laws. The Plan Administrator shall take such action as may be necessary to cause the administration of this Plan, including the grant of Options and the issuance of shares of Common Stock pursuant to the exercise thereof, to be made in compliance with all federal and state securities laws.

     3.2 Effective Date and Term.

     (a) The Plan shall become effective when adopted by the Board, but no Option granted under the Plan may be exercised, and no shares shall be issued pursuant to the exercise of any Options, until the Plan is approved by the Company's stockholders. Additionally, no Incentive Option shall be deemed to have been granted unless and until this Plan is approved by the Company's stockholders. If such stockholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, then all Options previously granted under the Plan shall terminate and cease to be outstanding, and no further Options shall be granted and no shares shall be issued pursuant to the exercise of any Options.

     (b) No further  Options  may be granted  under the Plan upon the earlier of
(a) the expiration of the ten (10)-year period from the date the Plan is adopted by the Board, (b) the date on which all shares available for issuance under the Plan shall have been issued or (c) the termination of all outstanding Options in connection with an Change of Control in which the Company is not the surviving entity or otherwise. All Options outstanding upon the expiration of the ten
(10)-year period referenced in subclause (a) above shall continue to have full force and effect in accordance with the provisions of the documents evidencing the grant of such Options.

     3.3 Amendment of the Plan. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect any rights and obligations in respect of any outstanding Options unless the holder thereof consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

     3.4 Governing Law. This Plan shall be governed and construed in accordance with the laws of the State of North Carolina.

     3.5 Severability. If any provision of this Plan or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Plan and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     3.6 Section Titles. The headings herein are inserted as a matter of convenience only and do not define, limit or describe the scope of this Plan or the intent of the provisions hereof.

     3.7 No Employment or Service Rights. Nothing in the Plan shall confer upon any Optionee the right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining such person) or of the Optionee, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

     3.8 Notices. Any notice required to be given or delivered to the Company under the Plan shall be in writing addressed to the Company at its principal corporate offices. Any notice required to be given to an Optionee shall be in writing and addressed to the address indicated on the option agreement executed by the Optionee in connection with an Option grant. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

                                   APPENDIX A

                                  Defined Terms

      The following terms shall have the following meanings under the Plan:

      "Board" means the Board of Directors of the Company.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Committee" means the Company's compensation committee or a committee of one or more Board members appointed by the Board to exercise one or more administrative functions under the Plan.

      "Common Stock" means the common stock, $0.05 par value, of the Company.

      "Company" means Culp, Inc., a North Carolina corporation, and any successor corporation to all or substantially all the assets or voting stock of Culp, Inc. that shall by appropriate action adopt the Plan.

      A "Change of Control" shall be deemed to have occurred on:

            (a) the date on which any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company or any entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares representing more than 40% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company; or

            (b) the date on which (i) the Company merges with any other entity, (ii) the Company enters into a statutory share exchange with another entity, or (iii) the Company conveys, transfers or leases all or substantially all of its assets to any person; provided, however, that in the case of subclauses (i) and (ii), a Change of Control shall not be deemed to have occurred if the stockholders of the Company immediately before such transaction own, directly or indirectly immediately following such transaction, more than 60% of the combined voting power of the outstanding securities of the corporation resulting from such transaction in substantially the same proportions as their ownership of securities immediately before such transaction.

      "Employee" means an individual who is in the employ of the Company (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

      "Exercise Date" means the date on which the Company shall have received written notice of the exercise of an Option.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Fair Market Value" per share of Common Stock on any relevant date shall be the average closing selling price per share of Common Stock for the ten (10) business days preceding the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange.

      "Incentive Option" means an Option that satisfies the requirements of
Section 422 of the Code.

      "Involuntary Termination" means the termination of the Service of any individual by reason of:

            (i) such individual's involuntary dismissal or discharge by the Company (or any successor corporation or any Parent or Subsidiary, as applicable) for reasons other than Misconduct, or

            (ii) such individual's voluntary resignation following (A) a change in his or her position with the Company (or any successor corporation or any Parent or Subsidiary, as applicable) which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonuses under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected without the individual's consent; provided, however, that at the time of such resignation, the Company (or any successor corporation or any Parent or Subsidiary, as applicable) would not have reason to terminate such individual's employment for Misconduct.

      "Misconduct" means (i) the commission of any act of fraud, embezzlement or dishonesty by a person against the Company (or any successor corporation or any Parent or Subsidiary, as applicable), (ii) any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any successor corporation or any Parent or Subsidiary, as applicable), (iii) intoxication with alcohol or drugs while conducting employer business during regular business hours, (iv) a conviction of, or a plea of guilty or nolo contendre by, such person for a criminal felony conviction, (v) the continued failure or inability of such person to fulfill the essential functions of his or her employment, or (vi) any other misconduct by such person that causes or would reasonably be expected to cause material harm to the business of the Company (or any successor corporation or any Parent or Subsidiary, as applicable), as reasonably determined in good faith by the Board.

      "Non-Qualified Option" means an Option that does not satisfy the requirements of Section 422 of the Code.

      "Option" means an Incentive Stock Option or Non-Qualified Option granted under the Plan.

      "Optionee" means any person to whom an Option is granted under the Plan.

      "Parent" means any corporation or limited liability company (other than the Company) in an unbroken chain of entities ending with the Company, provided each entity in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all equity interests in one of the other entities in such chain.

      "Permanent Disability" means the inability of a person to perform the essential functions of the person's duties as an Employee by reason of any medically determinable physical or mental impairment that is expected to result in such person's death or has lasted or can be expected to last for a period of six (6) consecutive months or more, as reasonably determined by the Board.

      "Plan" means the Culp, Inc. 2002 Stock Option Plan, as set forth herein.

      "Plan Administrator" means either the Board or the Committee acting in its capacity as administrator of the Plan.

      "Service" means the provision of services to the Company (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the Option grant or stock issuance.

      "Stock Exchange" means either the American Stock Exchange or the New York Stock Exchange.

      "Subsidiary" means any corporation or limited liability company with respect to which the company owns, directly or indirectly, stock or other equity interests possessing fifty percent (50%) or more of the total combined voting power of all classes of equity.

      "Ten Percent (10%) Stockholder" means the owner of stock (as determined under Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (or any Parent or Subsidiary).

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

           CULP, INC.                1.  ELECTION OF DIRECTORS:                                         FOR ALL    WITHHOLD FROM
                                                                                                        NOMINEES   ALL NOMINEES
                                        (01) Harry R. Culp                                                 [ ]          [ ]
                                        (02) Kenneth W. McAllister
                                        (03) Albert L. Prillaman                                        [ ]____________________
                                        (04) Franklin N. Saxon                                          For all nominees
                                                                                                        except as noted above


                                                                                                           FOR    AGAINST    ABSTAIN
                                     2.  PROPOSAL to ratify the appointment of KPMG LLP as the company's   [ ]      [ ]        [ ]
                                         independant auditors for fiscal 2003.


                                     3.  PROPOSAL to approve the company's 2002 Stock Option Plan          FOR    AGAINST    ABSTAIN
                                                                                                           [ ]      [ ]        [ ]

                                     4.  In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.


                                         Mark box at right if an address change or comment has been                           [ ]
                                         noted on the reverse side of this card.

                                         Be sure to sign and date this Proxy

Signature: ________________ Date: _____________  Signature: ________________ Date: _____________

DETACH CARD                                                          DETACH CARD

  PROXY                            CULP, INC.                             PROXY

           This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Robert G. Culp, III, Kathy J. Hardy and Franklin
N. Saxon, and each of them, attorneys and proxies with full power of substitution, to act and vote as designated below the shares of common stock of Culp, Inc. held of record by the undersigned on July 24, 2002 at the Annual Meeting of Shareholders to be held on September 24, 2002 or any adjournment or adjournments thereof.

This proxy will be voted as directed herein. If no direction is made, this proxy will be voted for the nominees listed in proposal 1; for the ratification of the appointment of KPMG LLP as independent auditors in proposal 2; and for the approval of the company's 2002 Stock Option Plan in proposal 3. If, at or before the time of the meeting, any of the nominees listed above has become unavailable for any reason, the proxies have the discretion to vote for a substitute nominee or nominees.

--------------------------------------------------------------------------------
        PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE
                               ENCLOSED ENVELOPE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Please sign exactly as name appears on this card. If signing as attorney, administrator, executor, guardian, or trustee, please give such title.
If signing on behalf of a corporation, please give name and title of authorized officer signing)
--------------------------------------------------------------------------------


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